Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 27, 2025, with respect to the consolidated financial statements included in the Annual Report of VirTra, Inc. on Form 10-K for the years ended December 31, 2023 and 2022. We consent to the incorporation by reference of said report in the Registration Statements of VirTra, Inc. on Form S-3 (File No. 333-283846) and on Form S-8 (File No. 333-227260).

/s/ Haynie & Company

Salt Lake City, Utah

March 27, 2025